Exhibit 99.1

Century Therapeutics Appoints Joseph Truitt to Board of Directors

PHILADELPHIA, September 9, 2026 - Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune diseases, including type 1 diabetes (T1D), and cancer, today announced the appointment of Joseph Truitt to its Board of Directors.

Truitt currently serves as Chief Executive Officer and a member of the Board of Directors of iECURE, Inc., a clinical-stage biotechnology company advancing genome-editing therapies for rare, life-threatening genetic diseases. He is Chairman of the Board of Larimar Therapeutics (NASDAQ: LRMR) and a member of the Board of Directors of Code Biotherapeutics. Truitt previously served as Chief Executive Officer of BioSpecifics Technologies Corp. until its acquisition by Endo International plc in December 2020. Prior to BioSpecifics, Truitt spent more than a decade at Achillion Pharmaceuticals, where he held positions of increasing responsibility, including Chief Commercial Officer, Chief Operating Officer and Chief Executive Officer, before the company's acquisition by Alexion Pharmaceuticals in January 2020.

Truitt served as a Captain in the United States Marine Corps. He holds an MBA from Saint Joseph's University and a BS from La Salle University.

“Joe brings a rare combination of commercial leadership and global operational discipline to our board, having built and scaled multiple biotechnology organizations through periods of significant growth and transition,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “As we advance CNTY-813 toward IND submission and CNTY-308 toward clinical entry this year, his experience building teams and infrastructure across geographies will be a valuable resource for Century.”

The appointment comes as Century advances two programs toward key milestones. CNTY-813, an iPSC-derived islet replacement therapy for T1D, remains on track for an IND submission in the fourth quarter of 2026, following a pre-IND meeting with the FDA that yielded alignment on the nonclinical data package, manufacturing strategy, and proposed Phase 1/2 trial design.

CNTY-308, a CD19-targeted CD4+/CD8+ αβ CAR-iT cell therapy for B-cell-mediated diseases, is anticipated to enter the clinic in 2026. Both programs are engineered with Century’s industry-leading Allo-Evasion™ 5.0 platform.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune diseases, including type 1 diabetes, and cancer. Century’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-looking statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements about our timing and expectations regarding our preclinical and clinical development programs, including planned development of CNTY-813 and CNTY-308, therapeutic potential and market opportunity, ongoing and planned regulatory submissions and interactions, the achievement of developmental milestones, corporate strategies, and anticipated data readouts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, preclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, and pre-clinical studies, which may not be predictive of final results or the results of clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For more information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

LifeSci Advisors, LLC

Corey Davis, Ph.D.

212-915-2577